SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 9, 2008

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

        The board of directors of Derma Sciences, Inc. (the “Registrant”), at its meeting held July 9, 2008, established the position of lead director and appointed Stephen T. Wills, CPA, MST, to the position. Mr. Wills also serves as the chairman of the Registrant’s audit committee. The board of directors entrusted the lead director with the following responsibilities:

1.	Serve as primary intermediary between non-employee directors and management;

2.	Formulate, in consultation with the chairman of the board of directors, the agenda and meeting schedules for the board of directors;

3.	Advise the chairman of the board of directors as to the quality, quantity and timeliness of the information submitted by management to directors;

4.	Recommend to the chairman of the board of directors the retention of advisors and consultants who report directly to the board of directors;

5.	Call meetings of non-employee directors;

6.	Serve as liaison for consultation and communication with stockholders; and

7.	Serve as chairman of the executive committee of the board of directors if, and when, same shall be established.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ Edward J. Quilty
Edward J. Quilty President and Chief Executive Officer
Date: July 9, 2008